EXHIBIT 5.1


                                                                         Mayer
                                                                         Brown
                                                                         Rowe
                                                                         & Maw


December 12, 2006                                   Mayer, Brown, Rowe & Maw LLP
                                                                   1675 Broadway
                                                   New York, New York 10019-5820

                                                         Main Tel (212) 506-2500
                                                         Main Fax (212) 262-1910
                                                          www.mayerbrownrowe.com


HSI Asset Securitization Corporation
452 Fifth Avenue
New York, New York 10018

Ladies and Gentlemen:

      We have acted as your counsel in connection with the authorization and issuance from time to time in one or more series of Asset Backed Certificates and Asset Backed Notes (the "Securities"). We have examined the Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-131607) filed on March 28, 2006 relating to the Securities (the "Registration Statement"), the prospectus (the "Prospectus") forming a part of the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. As set forth in the Registration Statement, separate trusts (each, a "Trust") will be established and will issue Securities pursuant to either a trust agreement and/or a pooling and servicing agreement or an indenture (collectively the "Agreement"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

      We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of all natural persons; and (e) the authenticity of oral or written statements and representations of public officials, officers and other representatives of the Registrant and others.

      We have assumed for the purposes of the opinions set forth below that the Securities will be issued in series created as described in the Registration Statement and that the Securities will be sold by you for reasonably equivalent consideration. We have also assumed that the Securities will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Agreement. In addition, we have assumed that the parties to each Agreement will satisfy their respective obligations thereunder. We express no opinion with respect to any series of Securities for which we do not act as counsel to you.

HSI Asset Securitization Corporation
December 12, 2006
Page 2


      On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that when an Agreement for a series of Securities has been duly and validly executed and delivered by the parties thereto, and the Securities of such series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of such Agreement.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Legal Matters" in the Prospectus and in each Prospectus Supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit or otherwise.

                                    Very truly yours,


                                    /s/ MAYER, BROWN, ROWE & MAW LLP